Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Intermediate Term Series--198

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-49063 of our opinion dated November 18, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 1, 1999